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                                                                                  EXHIBIT 11
                          WPS RESOURCES CORPORATION

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INFORMATION WITH RESPECT TO THE COMPUTATION
OF EARNINGS PER SHARE OF COMMON STOCK            Three Months Ended      Nine Months Ended
(Thousands)                                         September 30            September 30
                                                  1996        1995        1996       1995
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
Shares of common stock at beginning of period     23,891      23,897      23,897     23,897
Shares of common stock purchased for deferred
  compensation trust -

     Date of deferred               Number
compensation trust purchase       of Shares
---------------------------       ---------

January 22, 1996                      469                                      1
February 20, 1996                   1,027                                      1
March 21, 1996                      1,133                                      1
April 22, 1996                      1,075                                      1
May 20, 1996                        1,119                                      1
June 20, 1996                       1,257                                      1
July 22, 1996                       1,095              1                       1
August 22, 1996                     1,627              2                       2
September 24, 1996                  1,272              1                       1
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Shares of common stock at end of period           23,887      23,897      23,887     23,897
============================================================================================

Computation of daily weighted average
  shares:

Shares of common stock at
  beginning of period -

                      Number       Number
                        of           of
                       Days        Shares
                      ------       ------
September 30, 1995      273      23,896,962                                      6,523,871
September 30, 1995       92      23,896,962            -   2,198,521
September 30, 1996       21      23,890,884      501,709           -
September 30, 1996       21      23,896,962                              501,836

Shares of common stock after
  purchase for deferred compensation trust -

                      Number       Number
                        of           of
                       Days        Shares
                      ------       ------
September 30, 1996      29       23,896,493                              692,998
September 30, 1996      10       23,895,466                              238,955
September 30, 1996      20       23,895,467                              477,909
September 30, 1996      32       23,894,334                              764,619
September 30, 1996      28       23,893,259                              669,011
September 30, 1996      18       23,892,140                              430,059
September 30, 1996      13       23,892,141                              310,598
September 30, 1996      32       23,890,884                              764,508
September 30, 1996      31       23,889,788      740,583                 740,583
September 30, 1996      33       23,888,162      788,309                 788,309
September 30, 1996       7       23,886,890      167,208                 167,208
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Total days - weighted                          2,197,809   2,198,521   6,546,593  6,523,871
============================================================================================

Average number of shares of common
  stock based on daily
  weighted average computations                   23,889      23,897      23,893     23,897
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Earnings on common stock, as set forth
  in statements of income                        $10,385     $15,732     $44,025    $41,836
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Earnings per share of common stock based on
  weighted average shares                          $0.43       $0.66       $1.84      $1.75
============================================================================================

The accompanying notes to financial statements are an integral part of these statements.

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